EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact: Anu Ahluwalia

              (212) 299-2439

NYMEX TO OFFER SIDE BY SIDE OPEN OUTCRY AND ELECTRONIC TRADING

NEW YORK, N.Y., February 7, 2006 -- The New York Mercantile Exchange, Inc. (NYMEX), Board of Directors voted today to offer side by side open outcry and electronic trading of its benchmark, physically settled energy futures contracts.

Electronic trading during open outcry hours is expected to launch during the second quarter of 2006.

Exchange President James E. Newsome said, "Last year, NYMEX committed to aggressive investments in technology with the intention of expanding its successful existing product lines.  With the volume records we have seen on the NYMEX ClearPort® system, particularly in the NYMEX miNY® futures contracts, we believe that electronic trading of our full-sized, floor-traded contracts will be the perfect complement to our robust and liquid open outcry markets.  We are confident that this will benefit not only our customers but also the entire energy marketplace."

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Forward Looking and Cautionary Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, and similar words and terms, in connection with any discussion of future results.  Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in forward-looking statements.  In particular, the forward-looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities and international hostilities, which may affect the general economy as well as oil and other commodity markets.  We assume no obligation to update or supplement our forward-looking statements.